Exhibit 9 (g)

                         ALLSTATE LIFE INSURANCE COMPANY
                          LAW AND REGULATION DEPARTMENT
                          3100 Sanders Road, Suite J5B
                           Northbrook, Illinois 60062
                         Direct Dial Number 847-402-2400
                             Facsimile 847-402-3781
                           Email mvelotta@allstate.com

April 25, 2005

TO:               ALLSTATE LIFE INSURANCE COMPANY
                  NORTHBROOK, ILLINOIS  60062

FROM:             MICHAEL J. VELOTTA
                  SENIOR VICE PRESIDENT, SECRETARY AND
                  GENERAL COUNSEL

RE:               FORM N-4 REGISTRATION STATEMENT
                  UNDER THE SECURITIES ACT OF 1933 AND
                  THE INVESTMENT COMPANY ACT OF 1940
                  FILE NOS.  333-102934, 811-09327

                  MORGAN STANLEY VARIABLE ANNUITY,
                  MORGAN STANLEY VARIABLE ANNUITY - L SHARE

                  ALLSTATE ADVISOR VARIABLE ANNUITY
                  ALLSTATE ADVISOR PREFERRED VARIABLE ANNUITY

With reference to the above-mentioned amended registration statement on Form N-4 ("Registration Statement") filed by Allstate Life Insurance Company (the "Company"), as depositor, and Allstate Financial Advisors Separate Account I, as registrant, with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts described therein, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of April 25, 2005:

1. The Company is duly organized and existing under the laws of the State of Illinois and has been duly authorized to do business by the Director of Insurance of the State of Illinois.

2. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectuses constituting a part of the Registration Statement.

Sincerely,

/s/ MICHAEL J. VELOTTA
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Michael J. Velotta
Senior Vice President, Secretary and General Counsel